                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Bassett Furniture Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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



                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
                                BASSETT, VIRGINIA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 30, 1999

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the Company), will be held at the Bassett Furniture Showroom, 500 Bassett Drive, at Highway 68 and Business 85, in Thomasville, North Carolina, on Tuesday, March 30, 1999, at 11:30 a.m., local time, for the purpose of considering and acting upon the following:

            1.          The election of eleven Directors.

            2. A proposal to increase the number of shares of the Company's Common Stock reserved for issuance under the Company's 1997 Employee Stock Plan by 500,000.

            3. A proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending November 27, 1999.

            4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

            The Board of Directors has fixed the close of business on February 9, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

            THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                   By Order of the Board of Directors




                                   Paul Fulton
                                   Chairman and Chief Executive Officer
Bassett, Virginia
February 27, 1999

                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
                  POST OFFICE BOX 626, BASSETT, VIRGINIA 24055

                                 PROXY STATEMENT

GENERAL

            This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the Company) to be held at the Bassett Furniture Showroom, 500 Bassett Drive, at Highway 68 and Business 85, in Thomasville, North Carolina at 11:30 a.m., local time, on Tuesday, March 30, 1999. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about February 27, 1999.

            Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

            Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time, before the authority thereby granted is exercised, by written request addressed to Barry C. Safrit, Vice President and Chief Accounting Officer, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

            The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

            Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on February 9, 1999, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands. The number of shares of Common Stock of the Company outstanding on February 9, 1999 was 12,768,453.

            Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast and action on other matters submitted to the stockholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

            At February 9, 1999, the only persons known to the Company to be the beneficial owners of more than 5% of Common Stock, par value $5.00 per share, of the Company (the "Common Stock") were as follows:

                                                            NUMBER OF SHARES
NAME AND ADDRESS OF                                         AND NATURE OF                                   PERCENT OF COMMON
BENEFICIAL OWNER                                            BENEFICIAL OWNERSHIP                            STOCK OUTSTANDING
----------------                                            --------------------                            -----------------




Bassett Employee Savings/                                             906,074(1)                                    7.10%
  Retirement Plan
Barry C. Safrit, Trustee
Bassett, Virginia  24055

Lazard Freres Inc.                                                  1,028,400(2)                                    8.05%
30 Rockefeller Plaza
New York, NY  10020

FMR Corp.                                                             730,300(3)                                    5.72%
82 Devonshire Street
Boston, MA 02109

--------------------

(1) In his capacity as Trustee, Barry C. Safrit, Vice President of the Company, has sole voting and dispositive power over these shares. Mr. Safrit disclaims beneficial ownership of these shares.

(2) The information concerning beneficial ownership has been provided to the Company by Lazard Freres, Inc. Lazard Freres, Inc. has sole dispositive power over all of these shares, sole voting power over 970,200 of these shares and shared dispositive power over none of these shares.

(3) The information concerning beneficial ownership has been provided to the Company by FRM Corp. FMR Corp. has sole dispositive power over all of these shares, sole voting power over 255,300 of these shares and shared voting power over none of these shares. Edward C. Johnson 3rd, Chairman of FRM Corp., Abigail P. Johnson, a director of FMR Corp., and other members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

            The following table sets forth, as of February 9, 1999, information as to the beneficial ownership of the Common Stock by all Directors and executive officers of the Company as a group, by those Directors who are retiring from the Board of Directors effective at the Annual Meeting and by the named Executive Officers who are not also nominees for Directors. Information with respect to the beneficial ownership of the Common Stock by the nominees for Directors is contained in the table under "Election of Directors."

                                                           NUMBER OF SHARES
NAME OF                                                    AND NATURE OF                  PERCENT OF COMMON
BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP           STOCK OUTSTANDING
----------------                                           --------------------           -----------------

Directors and executive                                      1,554,866(2,3)                      11.77%
 officers as a group
 (28 persons)

James W. McGlothlin                                             19,968(4,5)                          1

Thomas W. Moss, Jr.                                              4,600(4)                            1

J. C. Philpott(6)                                               23,105(4)                            1

Janice E. Hamlin                                                     0                              --

Douglas W. Miller(7)                                             8,469(4)                            1

----------------------------

(1)    Less than 1% of the outstanding Common Stock.

(2) Includes 439,828 shares subject to options held by directors and executive officers that are currently exercisable or that are exercisable within 60 days.

(3) Includes 906,074 shares held by the Company's Employee Savings/Retirement Plan, for which Barry C. Safrit, Vice President of the Company, has sole voting and dispositive power in his capacity as Trustee. Mr. Safrit disclaims beneficial ownership of these shares.

(4) Includes shares subject to options that are currently exercisable or that are exercisable within 60 days as follows: James W. McGlothlin 5,500; Thomas W. Moss, Jr. 4,500; J. C. Philpott 13,999; and Douglas W. Miller 2,500.

(5) Includes 10,000 shares held by The United Company of which Mr. McGlothlin is Chairman of the Board and Chief Executive Officer.

(6) J. C. Philpott resigned as an executive officer of the Company in December 1998.

(7) Douglas W. Miller resigned as an executive officer of the Company in January 1999.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

            The Bylaws of the Company provide for eleven Directors. At the meeting, eleven Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the eleven nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the eleven nominees including such substitutes as shall be designated by the Board of Directors.

            The eleven nominees for election as Directors are listed below. All of the nominees are currently members of the Board of Directors. They were elected to their current terms, which expire in 1999, at the Annual Meeting of Stockholders held on March 24, 1998.


                                                                                                                      PERCENT OF
                                                                                                SHARES OF                COMMON
NAME AND                         OFFICES WITH THE COMPANY OR OTHER OCCUPATION DURING          COMMON STOCK                STOCK
DIRECTOR SINCE          AGE                PAST FIVE YEARS AND DIRECTORSHIPS                      OWNED                OUTSTANDING
---------------         ---                ---------------------------------                      -----                -----------

Amy Woods Brinkley      43      Executive Vice President and Marketing Group                     3,500(2)                     1
  1998                          Executive, BankAmerica Corporation (bank holding
                                company).  Director of MECA Software.

Peter W. Brown, M.D.    56      Partner, Virginia Surgical Associates of Richmond                8,276(2)                     1
  1993                          (general surgery).  Director of America's Utility Fund
                                and Dominion Resources, Inc.

Thomas E. Capps         63      Chairman of the Board, President and Chief Executive             6,212(2)                     1
  1989                          Officer, Dominion Resources, Inc. (electric utility
                                holding company). Director of Dominion Resources, Inc.

                                                                                                                       PERCENT OF
                                                                                                 SHARES OF                COMMON
NAME AND                          OFFICES WITH THE COMPANY OR OTHER OCCUPATION DURING          COMMON STOCK                STOCK
DIRECTOR SINCE           AGE                PAST FIVE YEARS AND DIRECTORSHIPS                      OWNED                OUTSTANDING
---------------          ---                ---------------------------------                      -----                -----------
Willie D. Davis          64      President of All Pro Broadcasting, Inc. (radio                    3,691(2)                  1
  1997                           broadcasting).  Director of Sara Lee Corporation,
                                 K-Mart Corp., Dow Chemical Company, MGM Grand Inc.,
                                 Alliance Bank, WICOR Inc., Johnson Controls, Inc., LA
                                 Gear, Inc., Strong Capital Management Fund and Rally's
                                 Inc.

Alan T. Dickson          67      Chairman of the Board since 1994 and President from               7,566(2)                  1
  1989                           1968 to 1994 of Ruddick Corporation (diversified
                                 holding company); Director of Lance, Inc., BankAmerica
                                 Corporation and Sonoco Products Company.

Paul Fulton              64      Chairman and Chief Executive Officer of the Company since       254,785(2)                1.96%
  1993                           1997; Dean of the Kenan-Flagler Business School of the
                                 University of North Carolina at Chapel Hill from 1994
                                 to 1997; President of Sara Lee Corporation (packaged
                                 food and consumer products) until 1993; Director of
                                 Sonoco Products Company, BankAmerica Corporation,
                                 Cato Corporation, Hudson's Bay Company and Lowe's
                                 Companies, Inc.

William H. Goodwin, Jr   58      Chairman of the Board of CCA (diversified holding company);     29,785(23)                  1
  1992                           Director of First Union Corporation; Board of Visitors,
                                 University of Virginia.


Howard H. Haworth        65      President, Haworth Group since 1984 (personal and family          3,500(2)                  1
  1997                           investment group); Chief Executive Officer from 1973 to
                                 1982 and Chairman and Chief Executive Officer from 1982
                                 to 1985 of Drexel Heritage Furnishings; Secretary of
                                 Commerce of the State of North Carolina
                                 from 1985 to 1986.

Michael E. Murphy        62      Private investor. Vice Chairman and Chief Administrative
  1997                           Officer of Sara Lee Corporation, 1994 to 1997; Executive
                                 Vice President and Chief Financial and Administrative
                                 Officer from 1993 to 1994, Director of GATX Corporation,
                                 Payless ShoeSource, Inc., True North Communications Inc.,
                                 and American General Corporation.                                 6,191(2)                  1

Albert F. Sloan          69      Private investor. Chairman of the Board and Chief Executive
  1984                           Officer of Lance, Inc., 1976 to 1990; Chairman of the Board
                                 until 1991(snack foods). Director of Richfoods Holdings,
                                 Inc. and Cato Corporation.                                        5,887(2)                  1

Robert H. Spilman, Jr.   42      President and Chief Operating Officer of the Company           175,7572(4)                1.37%
  1997                           since 1997; Executive Vice President, Marketing and
                                 Merchandising, 1993 to 1997.

------------------

(1)    Less than 1% of the outstanding Common Stock.

(2) Includes shares subject to options that are currently exercisable or exercisable within 60 days as follows: Amy Woods Brinkley 3,500; Peter W. Brown 5,500; Thomas E. Capps 5,500; Willie D. Davis 3,500; Alan T. Dickson 5,500; Paul Fulton 250,000; William H. Goodwin, Jr. 5,500; Howard
       H. Haworth 3,500; Michael E. Murphy 3,500; Albert F. Sloan 5,500; and Robert H. Spilman, Jr. 92,713.

(3)    Includes 20,000 shares held by Mr. Goodwin's children.

(4) Includes 12,171 shares held by Mr. Spilman's wife, 21,892 shares held by his children, and 13,962 shares held in trusts of which Mr. Spilman is the beneficiary

THE BOARD OF DIRECTORS AND ITS COMMITTEES

            The Board of Directors met four times during the 1998 fiscal year. Each Director attended at least 75% of the meetings of the Board of Directors and Committees on which such Director served. The Board of Directors' committees include an Audit Committee and an Organization, Compensation and Nominating Committee.

            The Audit Committee is composed of Ms. Brinkley and Messrs. Moss, Murphy and Sloan. The Audit Committee is responsible for monitoring the performance of the independent auditors for the Company, recommending their engagement or dismissal to the Board of Directors, approving all audit and related fees, and reviewing and evaluating audit activities. The Audit Committee met four times during the fiscal year.

            The Organization, Compensation and Nominating Committee is composed of Messrs. Brown, Capps, Davis and Haworth. The Organization, Compensation and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to executive and officer compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to utilize the management resources to best respond to the changing demands of the marketplace; reviews the individual performance of each director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and recommends a slate of directors for nomination to the Board. The Organization, Compensation and Nominating Committee met four times during the fiscal year.

            The Organization, Compensation and Nominating Committee will consider recommendations by stockholders as to nominees for Directors. Such recommendations should be submitted in writing addressed to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

CERTAIN TRANSACTIONS

            The daughter of James W. McGlothlin (a Director of the Company) is a member of a limited liability company licensed by the Company as an authorized retailer to sell certain of the Company's products in stores bearing the Company's name. In connection with the license agreement the Company has executed a guaranty, on which no payments have been due, with respect to the limited liability company's lease of its retail premises and certain equipment. The Company's maximum exposure pursuant to such guaranties is approximately $300,000 per year for five years. The terms of the license agreement and the guaranties were negotiated on an arms-length basis and are comparable to the Company's arrangements with certain other licensed retailers. Transactions between the Company and its retailers, including the limited liability company of which Mr. McGlothlin's daughter is a member, are negotiated on an arms-length basis.

ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE REPORT

            The Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee") has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the directors who comprise the Committee have developed executive compensation policies which are consistent with, and directly linked to, the Company's business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the household furniture environment. The members of the Committee deliberate on matters affecting executive compensation. The decisions are reviewed by the full Board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy tax law requirements.

            The key principles which the Committee emphasizes in developing compensation programs affecting senior executives are:

            - Paying for performance that emphasizes corporate, business unit and individual achievement.

            - Motivating senior executives to the achievement of strategic and tactical business goals and objectives and rewarding outstanding achievement.

            - Linking the interests of senior executives with the long-term interests of the stockholders through ownership of the Common Stock.

            As the level of responsibility increases, an executive's compensation will be proportionately at greater risk, reflecting the rewards earned as a result of goal attainment. As responsibility increases, the compensation mix will rely increasingly on the value of stock awards.

            The four components of executive compensation are:

            Base Salary. The Committee believes that base salaries are generally in the low- to mid-range compared with those at similar-sized companies. In recent years the base salaries have been kept at a relatively fixed level to reflect the general economic conditions of the industry and to keep fixed costs under control. Increases in base salary have generally been the result of increased responsibilities assumed by an executive officer and profitability of the Company or a business unit in an increasingly competitive industry. The Committee and the Company emphasize rewards in the total compensation context (i.e., with greater emphasis on at-risk compensation), rather than appreciably increasing base salary.

            Annual Incentive Bonuses. Annual incentives are established for each executive in the form of a percentage of base salary. Bonus targets are based on performance criteria related to achievement of the Company's annual plans, such as profitability, earnings per share, market growth and returns on invested capital and equity. The bonuses paid to the Company's executives for the 1998 fiscal year generally ranged from 51% to 78% of the executives' maximum potential bonus amounts for the year. The determination of the amount of any bonus to be paid is made after the end of the year based on the degree to which the performance criteria have been met. At risk, performance-based bonus compensation averaged approximately 45% of total annual cash compensation for the named Executive Officers during the fiscal year ended November 28, 1998.

            Stock Option Grants. Grants of stock options to the Company's executives under the Company's stock option plans provide incentives to achieve the Company's long-term performance objectives. Because the value of stock options is entirely a function of the value of the Company's stock, the Committee believes that this component of the Company's compensation package closely aligns the interests of executive officers with those of the Company's stockholders. Whether a grant will be made to an executive officer, and if so in what amount, is determined by the Committee based on the Committee's subjective evaluation of the executive officer's potential contribution to the Company's future success, the level of incentive already provided by the number and terms of the executive officer's existing stock option holdings and the market price of the Company's Common Stock. Consistent with the Committee's compensation philosophy, all stock options awarded in fiscal year 1998 were granted with a two and one-half to three-year vesting requirement.

            Benefits. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. Benefits offered to senior executives are similar to those offered to all employees, with certain variation, to promote tax efficiency and the replacement of benefits lost due to regulatory limitations.

            Chief Executive Officer's 1998 Compensation. Paul Fulton, the Company's Chief Executive Officer, was eligible during fiscal 1998 to participate in the same compensation programs available to other senior executives. The base salary component of Mr. Fulton's compensation for fiscal year 1998 was $300,000 which is unchanged from his base salary in fiscal year 1997, on an annualized basis. The annual bonus paid to Mr. Fulton for fiscal year 1998 was based upon the application of quantifiable, objective performance criteria (which were operating income, return on equity, earnings per share and a comparison of the Company's total stockholder return to that of the peer group established by the Company for purposes of the performance graph) and equaled 64% of his maximum potential bonus amount for the year. No stock options were granted to Mr. Fulton during fiscal year 1998.

            For fiscal year 1999, the Organization, Compensation and Nominating Committee has again established performance criteria designed to enhance stockholder value. These criteria are consistent with financial objectives of the Company and are representative of the success needed to insure growth and profitability.

                         Howard H. Haworth, Chairman
                         Thomas E. Capps
                         Peter W. Brown
                         Willie D. Davis
                         Albert F. Sloan, former member

STOCKHOLDER RETURN PERFORMANCE GRAPH

            Presented below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Company's peer group for the period commencing December 1, 1993 and ending November 28, 1998, covering the Company's five fiscal years ended November 28, 1998. The Company's peer group consists of ten publicly-traded companies: the Company, Bush Industries, Inc. Class A Common Stock, Chromcraft Revington Inc., Ethan Allen Interiors, Inc., Furniture Brands International, Inc., La-Z-Boy Incorporated, Ladd Furniture, Inc., Pulaski Furniture Corp., Rowe Furniture Corp. and Stanley Furniture Company, Inc., each of which is in the household furniture industry. This graph assumes that $100 was invested on December 1, 1993 in the Company's Common Stock, the S&P 500 Index and the peer group and that dividends were reinvested.

                                 [LINE GRAPH]

Company/Index/Market         1993          1994           1995           1996           1997           1998

Bassett Furniture            100.00        90.16          73.38          76.69          102.99         91.04

Peer Group                   100.00        89.27          88.22          108.59         170.02         188.96

S&P Composite                100.00        101.05         138.41         176.99         227.45         281.27

 EXECUTIVE COMPENSATION

            The table below shows the compensation paid or accrued by the Company for the three fiscal years ended November 28, 1998, to or for the account of the Chief Executive Officer and the Company's four other most highly compensated officers who were serving at the end of the fiscal year and whose total annual salary and bonus exceeded $100,000 for the 1998 fiscal year (collectively, the "named Executive Officers").

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        LONG TERM
                                                       ANNUAL COMPENSATION                            COMPENSATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                                        RESTRICTED     SECURITIES      ALL OTHER
                                                                          OTHER ANNUAL    STOCK        UNDERLYING       COMPEN-
NAME AND                                FISCAL     SALARY       BONUS     COMPENSATION   AWARD(S)        OPTIONS        SATION
PRINCIPAL POSITION                       YEAR      ($)(1)      ($)(2)        ($)(3)         ($)           (#Sh)          ($)(4)
---------------------------------------------------------------------------------------------------------------------------------
Paul Fulton
   Chairman of the Board and              1998    300,000     241,125         ---           0               0            1,725
   Chief Executive Officer                1997    120,161     150,201                       0            250,000           0
---------------------------------------------------------------------------------------------------------------------------------
Robert H. Spilman, Jr.                    1998    210,000     108,360         ---           0            40,000         16,371
   President and Chief                    1997    175,000     174,583         ---           0            80,000         11,628
   Operating Officer                      1996    135,000      45,000         ---           0               0           11,551
---------------------------------------------------------------------------------------------------------------------------------
J. C. Philpott                            1998    130,000      65,000         ---           0            23,419         18,034
   formerly Executive Vice President-     1997    126,175      65,000         ---        61,494(5)        2,000         18,954
   Manufacturing Wood Operations          1996    122,500      65,000         ---           0               0           17,610
---------------------------------------------------------------------------------------------------------------------------------
Janice E. Hamlin(6)
    Vice President - Marketing            1998    120,000      43,920         ---           0            20,000            690
---------------------------------------------------------------------------------------------------------------------------------
Douglas W. Miller
    formerly Vice President               1998    115,000      43,860         ---           0            29,031          2,645
    and  Chief Financial                  1997    100,000      30,000         ---        102,508(5)       1,500          2,990
    Officer                               1996     93,333      10,000         ---           0             1,000          2,357
---------------------------------------------------------------------------------------------------------------------------------

----------------

(1) The salaries shown above include deferred compensation for each named Executive Officer under the Section 401(k) qualified, defined contribution Employee Savings/Retirement Plan.

(2) Under the Company's incentive bonus program, executives are paid cash awards which are directly related to their performance and contribution to the attainment of Company objectives and individual goals. Awards are made annually following the completion of the fiscal year.

(3) No named Executive Officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of annual salary and bonus.

(4) Includes amounts accrued under deferred compensation agreements with certain of the executives and Company matching contributions under the Company's Employee Savings/Retirement Plan. During the 1998 fiscal year, amounts accrued under deferred compensation agreements with Messrs. Spilman and Philpott were $6,725 and $11,805, respectively.

(5) Amount represents the dollar value of shares of restricted stock issued to the named Executive Officers as of the date of the award. On November 28, 1998, J.C. Philpott held 2,216 shares of restricted stock with a value equal to $55,400, and Douglas W. Miller held 3,694 shares of restricted stock with a value equal to $92,350, based on a closing price of the Common Stock of $25.00 on the most recent trading day preceding November 28, 1998. The shares are subject to a restriction on sale until November 7, 2002 and are subject to forfeiture in the event the holder's employment terminates by reason other than death, disability or retirement prior to November 7, 2002. Dividends will be paid with respect to the restricted shares.

(6) Ms. Hamlin was appointed an executive officer of the Company in December 1997.


            The table below shows the individual grants to the named Executive Officers of stock options during the fiscal year ended November 28, 1998.

                    OPTION/SAR GRANTS IN THE 1998 FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------
                                                 % OF TOTAL
                                                OPTIONS/SARs                                                     GRANT DATE
                           OPTIONS/SARS     GRANTED TO EMPLOYEES   EXERCISE OR BASE          EXPIRATION           PRESENT
NAME                      GRANTED (#Sh)        IN FISCAL YEAR        PRICE ($/Sh)               DATE            VALUE ($)(1)
------------------------------------------------------------------------------------------------------------------------------
Paul Fulton                     0                   N/A                  N/A                     N/A                  N/A
------------------------------------------------------------------------------------------------------------------------------
Robert H. Spilman, Jr.           40,000(2)           5%                 $32.25                3/24/2008             382,600
------------------------------------------------------------------------------------------------------------------------------
J.C. Philpott                    23,419(2)           3%                 $32.25                3/24/2008             224,003
------------------------------------------------------------------------------------------------------------------------------
Janice E. Hamlin                 20,000(2)           2%                 $32.25                3/24/2008             191,300
------------------------------------------------------------------------------------------------------------------------------
Douglas W. Miller                29,031(2)           4%                 $32.25                3/24/2008             277,682
------------------------------------------------------------------------------------------------------------------------------

-------------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in five years, stock price volatility at 0.3419, annual dividend yield of 2.98% and a risk-free interest rate of 5.57%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company's stock during the applicable period.

(2) These options, granted on March 24, 1998 pursuant to the Company's 1997 Employee Stock Plan become exercisable on November 7, 2000 and were granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant. The exercisability of the options is subject to acceleration in the discretion of the Organization, Compensation and Nominating Committee and upon the occurrence of a change in control.

         The table below shows, on an aggregated basis, each exercise of stock options during the fiscal year ended November 28, 1998 by each named Executive Officer and the 1998 fiscal year-end value of unexercised in-the-money options.

             AGGREGATED OPTION/SAR EXERCISES IN THE 1998 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------------------------
                                SHARES
                               ACQUIRED                               NUMBER OF UNEXERCISED        VALUE OF IN-THE-MONEY
                                 UPON                                OPTIONS/SARs AT FY-END      OPTIONS/SARs AT FY-END
                               EXERCISE       VALUE REALIZED               (#Sh)(1)                    ($)(1)(2)
NAME                            (#Sh)              ($)              EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
Paul Fulton                       0                  0                      250,000/0                   593,750/--
--------------------------------------------------------------------------------------------------------------------------
Robert H. Spilman, Jr.            0                  0                      92,713/40,000               190,000/0
--------------------------------------------------------------------------------------------------------------------------
J. C. Philpott                    0                  0                      13,999/23,419                 4,750/0
--------------------------------------------------------------------------------------------------------------------------
Janice E. Hamlin                  0                  0                           0/20,000                    --/0
--------------------------------------------------------------------------------------------------------------------------
Douglas W. Miller                 0                  0                       2,500/29,031                 3,563/0
--------------------------------------------------------------------------------------------------------------------------

-------------------

(1) No SARs were exercised in 1998 and there were no SARs outstanding at the 1998 fiscal year end.

(2) Represents the difference between the fair market value of the Company's Common Stock and the exercise price at the fiscal year end.

SUPPLEMENTAL RETIREMENT INCOME PLAN

         The Company has a Supplemental Retirement Income Plan (the "Supplemental Plan") that covers certain senior executives to promote their long service and dedication and to provide an additional retirement benefit. Upon retirement, the Supplemental Plan provides for lifetime monthly payments in an amount equal to 65% of the Participant's final average compensation as defined in the Supplemental Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a Defined Benefit Plan that was terminated in 1977. There is no provision under the Supplemental Plan for a disability benefit if a participant's employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Plan. The death benefit is divided into (a) prior to retirement death, which pays the beneficiary 50% of final average compensation for a period of 120 months, and (b) post retirement death, which pays the beneficiary 200% of final average compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement. The Supplemental Plan contains a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Plan in the event of an employment termination resulting from a change of control. The executives covered under this Supplemental Plan have waived participation in the Company's Group Life Insurance Program.

         J. C. Philpott, who retired from the Company in December 1998, is receiving monthly payments of $5,251 under the Supplemental Plan. Assuming no change in the rate of compensation for Robert H. Spilman, Jr. after November 28, 1998, it is projected that the benefit that would otherwise have been payable on retirement at age 65 to Mr. Spilman will be fully offset by the benefits calculated (using the aforementioned formula) to be payable from Company contributions to the Employee Savings/Retirement Plan.

DIRECTOR COMPENSATION

         Directors who are also employees of the Company receive no additional compensation for serving as directors. Directors who are not employees of the Company receive an annual retainer fee of $17,500.

         Under the Company's 1993 Stock Plan for Non-Employee Directors, as amended (the "Director Plan"), each Director who is not a regular employee of the Company automatically receives an option to purchase 2500 shares of Common Stock upon his or her initial election to the Board of Directors and on each April 1 thereafter automatically receives an option to purchase 1000 shares of Common Stock. All such options have an exercise price equal to the market price of the Common Stock on the date of grant and are subject to adjustment in the event of stock dividends and splits, recapitalizations and similar transactions.

         An option granted under the Director Plan is not exercisable unless the optionee remains available to serve as a Director of the Company for six months after the date of grant. An optionee's rights under all outstanding options will terminate three years after his termination as a Director, unless the termination is because of death or disability, in which case the options will be exercisable for one year after such termination. Unless earlier terminated, all options granted under the Director Plan expire ten years from the date of grant.

         In addition, the Director Plan provides that eligible Directors of the Company may make quarterly irrevocable elections to receive up to 100% of their retainer fees in the form of stock awards. The total number of shares subject to a stock award will be determined based on the fair market value of the Common Stock on the date the award is made. The Director may specify the percentage of the Director's retainer fees subject to the election, and the percentage of and the dates on which the shares covered by the stock award are to be issued. In the event a Director ceases to be a member of the Board of Directors for any reason, the total number of shares subject to an award which have not yet been issued to the Director will be issued to the Director within one year of his termination as a Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Executive officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 28, 1998, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial stockholders were complied with, except that William H. Goodwin was less than one month late in reporting a purchase of Common Stock for members of his family.

                                 PROPOSAL NO. 2

   PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER 1997
                              EMPLOYEE STOCK PLAN

            The Board of Directors has adopted, subject to stockholder approval, an amendment to the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan (the "1997 Stock Plan") to increase the number of shares of Common Stock reserved for issuance from 950,000 to 1,450,000. Under the 1997 Stock Plan, awards may be made to certain key employees of and outside consultants to the Company in the form of stock options, stock appreciation rights (SARs), restricted stock and performance shares. The purpose of the 1997 Stock Plan is to promote the success and enhance the value of the Company by linking the personal interests of the participants to those of the Company's stockholders and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgement, interest and special effort the successful conduct of its operation largely is dependent. The following is a summary of the material terms of the 1997 Stock Plan as proposed to be amended.

NUMBER OF SHARES

            The maximum number of shares of Common Stock of the Company available for granting awards under the 1997 Stock Plan will be 1,450,000 (after giving effect to the proposed amendment) plus the number of shares of Common Stock available for future awards under the Company's 1993 Long Term Incentive Plan (the "1993 Plan"). Shares allocated to awards under the 1997 Stock Plan that are cancelled or forfeited will be available for future awards.

ADMINISTRATION

            The Plan is administered by the Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee"). It is intended that the Committee will at all times be made up of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and that only those members who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)") will take action with respect to certain awards to the named Executive Officers. Under the 1997 Stock Plan, the Committee may (i) select the key employees and outside consultants to receive awards from time to time, (ii) make awards in such amounts as it determines, (iii) impose such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) establish performance targets and allocation formulas for awards of restricted stock or performance shares intended to be "performance-based compensation" under Section 162(m), (v) certify the attainment of performance goals, if applicable, as required by
Section 162(m), (vi) interpret the 1997 Stock Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the 1997 Stock Plan, (vii) correct any defect or omission or reconcile any inconsistency in the 1997 Stock Plan or any award granted thereunder and (viii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the 1997 Stock Plan. The Committee also has the authority to accelerate the vesting and/or waive any restrictions of any outstanding awards. No awards of "incentive stock options" may be made under the Plan after November 4, 2007. In no event may an individual receive awards under the Plan during three (3) consecutive calendar years covering in excess of 285,000 shares in the aggregate.

ELIGIBILITY

            Only "key employees" of the Company and "outside consultants" selected by the Committee may participate in the 1997 Stock Plan. "Key employees" are those employees of the Company who occupy managerial or other important positions and who have made or are expected to make important contributions to the business of the Company, as determined by the Committee. "Outside Consultants" are third party consultants who provide services to the Company, as determined by the Committee. Approximately 75 employees and outside consultants are eligible to participate. As mentioned above, the Committee in its discretion selects which key employees and outside consultants will in fact receive any awards from time to time.

AWARDS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

            The 1997 Stock Plan provides for the grant of options to purchase shares of Common Stock of the Company at option prices determined by the Committee as of the date of grant. For stock option awards intended to qualify as "performance-based compensation" under Section 162(m) or for incentive stock options (described below), the option price may not be less than the fair market value of shares of Common Stock at the close of business on the date of grant. (The fair market value of the Common Stock on February 9, 1999 was $21.69). The 1997 Stock Plan also provides for the grant of SARs (either in tandem with stock options or freestanding), which entitle holders upon exercise to receive either cash or shares of Common Stock or a combination thereof, as the Committee in its discretion shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which an SAR is exercised and (ii) the fair market value of such shares on the date of grant (or, if different, the exercise price of the related option in the case of a tandem SAR).

            Awards of options under the 1997 Stock Plan, which may be either incentive stock options (which qualify for special tax treatment) or non-qualified stock options, are determined by the Committee. The terms and conditions of each option and of any SAR are to be determined by the Committee at the time of grant.

            Exercise of an option (or an SAR) will result in the cancellation of any related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised. Options and SARs granted under the 1997 Stock Plan will expire not more than ten years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the optionee's death, disability or termination of employment.

            Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash.

AWARDS OF RESTRICTED STOCK AND PERFORMANCE SHARES

            The 1997 Stock Plan provides for the issuance of shares of restricted stock to such key employees and outside consultants and on such terms and conditions as determined from time to time by the Committee. The restricted stock award agreement with the participant sets forth the terms of an award, including the applicable restrictions. Such restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

            The stock certificates evidencing the restricted stock will bear an appropriate legend and will be held in the custody of the Company until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate shares of restricted stock until the applicable restrictions have been satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant. During the period of restriction, the participant may exercise full voting rights with respect to the restricted stock. The participant will also be credited with dividends with respect to the restricted stock. Such dividends may be payable currently or subject to additional restrictions as determined by the Committee and set forth in the award agreement.

            In addition to restricted stock, the Committee may award performance shares to selected key employees or outside consultants. The value of a performance share will equal the fair market value of a share of Common Stock. The 1997 Stock Plan provides that the number of performance shares granted and/or the vesting of granted performance shares can be contingent on the attainment of certain performance goals or other conditions over a period of time (called the "performance period"), all as determined by the Committee and evidenced by an award agreement. During the performance period, the Committee would determine what number (if any) of performance shares have been earned. Earned performance shares may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the earned performance shares as of the payment date. Common Stock used to pay earned performance shares may have additional restrictions as determined by the Committee. In addition, the Committee may cancel any earned performance shares and replace them with stock options determined by the Committee to be of equivalent value based on a conversion formula specified in the participant's performance share award agreement. Earned but unpaid performance shares may have dividend equivalents rights as determined by the Committee and evidenced in the award agreement.

CODE SECTION 162(m)

            Section 162(m) limits the deductibility to the Company of certain compensation paid to certain key employees in excess of $1,000,000. Section 162(m) excludes from this limit compensation that qualifies as "performance-based compensation". Because stock options and SARs granted under the 1997 Stock Plan that are intended to qualify as "performance-based compensation" under Section 162(m) must have an exercise price equal to at least the fair market value of the underlying shares at the date of grant, compensation from the exercise of such stock options and SARs should be treated as "performance-based compensation" for Section 162(m) purposes.

            In addition, the 1997 Stock Plan authorizes the Committee to make awards of restricted stock or performance shares that are conditioned on the satisfaction of certain performance criteria. For such awards intended to result in "performance-based compensation," the Committee will establish prior to or within ninety (90) days after the start of the applicable performance period the applicable performance conditions. The Committee may select from the following performance measures for such purpose: (i) return on average common shareholders' equity of the Company, (ii) return on average assets of the Company, (iii) net income of the Company, (iv) earnings per common share of the Company, (v) total shareholder return of the Company, (vi) operating margin of the Company and (vii) revenues of the Company The performance conditions will be stated in the form of an objective, nondiscretionary formula, and the Committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

WITHHOLDING FOR PAYMENT OF TAXES

            The 1997 Stock Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The 1997 Stock Plan permits a participant to satisfy such requirement, with the approval of the Committee and subject to the terms of the 1997 Stock Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

CHANGES IN CAPITALIZATION AND SIMILAR CHANGES

            In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of Common Stock with respect to which awards may be made under the 1997 Stock Plan, and the terms, types of shares and number of shares of any outstanding awards under the 1997 Stock Plan may be equitably adjusted by the Committee in its discretion to preserve the benefit of the award for the Company and the participant.

CHANGES IN CONTROL

            The 1997 Stock Plan provides that in the event of a change in control of the Company, all options and SARs will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding awards of restricted stock and performance shares will become immediately vested, and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

AMENDMENT AND TERMINATION OF THE PLAN

            The Board of Directors has the power to amend, modify or terminate the 1997 Stock Plan on a prospective basis. Shareholder approval will be obtained for any change to the material terms of the 1997 Stock Plan to the extent required by Section 162(m) or Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX TREATMENT

            Incentive Stock Options. Incentive stock options ("ISOs") granted under the 1997 Stock Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. No income will be recognized by the optionee at the time of the grant of the ISO or upon exercise of the ISO. If shares of Common Stock of the Company are issued to an optionee upon the exercise of an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a capital gain and any loss sustained will be a capital loss, and no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled to a federal income tax deduction). Upon exercise of an ISO, the optionee will have an item of tax preference for the difference between the option price and the fair market value of the shares at exercise and may be subject to alternative minimum tax.

            Nonqualified Stock Options. With respect to nonqualified stock options ("NQSOs") granted to optionees under the 1997 Stock Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and
(iii) on disposition, appreciation or depreciation after the date of exercise is treated as capital gain or loss with the applicable tax rate depending on how long the shares have been held and the optionee's tax bracket.

            Restricted Stock. Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who elects under Code Section 83(b) within 30 days of the date of the grant will have income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term of short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient.

            Performance Shares. A participant who is awarded performance shares will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a participant receives payment for performance shares in cash or shares of Common Stock of the Company, the amount of the cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can elect to make a Code Section 83(b) election as previously described. The Company can take the deduction at the time the income is recognized by the participant.

            The Board recommends a vote FOR the increase in the number of shares reserved for issuance under the 1997 Stock Plan.

                                 PROPOSAL NO. 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

             Upon the recommendation and approval of the Audit Committee, the Board of Directors has approved the selection of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 27, 1999. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Arthur Andersen LLP is considered well qualified. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            On November 21, 1997, the Board of Directors terminated the engagement of KPMG Peat Marwick as the Company's independent accountants and engaged Arthur Andersen LLP as the Registrant's independent accountants. Prior to such engagement, the Company did not consult with Arthur Andersen LLP regarding any of the items specified in Item 304(a)(2) of Securities and Exchange Commission Regulation S-K or otherwise.

            KPMG Peat Marwick served as the Registrant's independent accountant to audit the financial statements of the Registrant and its subsidiaries for each of the two most recent fiscal years ended November 30, 1996 and for prior fiscal years. In addition, KPMG Peat Marwick continued to provide accounting services to the Company until the date of the termination of their engagement. Arthur Andersen LLP served as the Company's independent accountant for the fiscal years ended November 30, 1997 and November 28, 1998. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors and approved by the entire Board of Directors.

            KPMG Peat Marwick's report on the financial statements of the Company and its subsidiaries for the year ended November 30, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company's two most recent fiscal years ended November 30, 1996, (1) there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of KPMG Peat Marwick, would have caused it to make reference to the subject matter of the disagreement(s) in its report on the Company's financial statements for such years, and (2) no "reportable event" (as defined in Item 304(a)(1)(iv) of Regulation S-K) occurred. In a letter to the Securities and Exchange Commission, KPMG Peat Marwick has indicated that they are in agreement with the statements made in this Proxy Statement with respect to their audits.

         The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending November 27, 1999, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT

         Any proposal that a stockholder intends to present for action at the 2000 Annual Meeting of Stockholders, currently scheduled for March 28, 2000, must be received by the Company no later than October 30, 1999, in order for the proposal to be included in the proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders. The proposal should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

OTHER STOCKHOLDER PROPOSALS AND NOMINATIONS

         The Company's Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company's proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company's Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

         A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder's notice must be received not later than December 31, 1999 for nominations to be made at the 2000 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

         A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company's proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder's notice must be received not later than October 22, 1999 for business to be acted upon at the 2000 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

         With respect to stockholder proposals not included in the Company's proxy statement for the 2000 Annual Meeting, the persons named in the Board of Directors' proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals received by the Company after October 22, 1999.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 28, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNIURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

                                                                                DIRECTORS
PROPOSALS                                                                       RECOMMEND
---------                                                                       ---------
Election of all nominees as Directors. All nominees
are incumbent Directors seeking
re-election for a one-year term.
                                                                                FOR --

Approval of increase in the number of shares
reserved for issuance under the 1997 Employee
Stock Plan by 500,000 shares.
                                                                                FOR --

Ratification of Selection of Arthur Andersen LLP
as independent public accountants for 1999 fiscal year.
                                                                                FOR --

PROXY                 BASSETT FURNITURE INDUSTRIES, INCORPORATED

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                       ANNUAL MEETING TO BE HELD MARCH 30, 1999

     The undersigned hereby appoints Jay R. Hervey and Barry C. Safrit each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Stockholders to be held March 30, 1999, and at any adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE APPROVAL OF INCREASING THE COMPANY'S 1997 EMPLOYEE STOCK PLAN AND FOR THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS. The Board of Directors recommends voting FOR on items 1, 2 and 3.





              1. ELECTION OF DIRECTORS: Nominees are Amy Woods Brinkley, Peter
                 W. Brown, M.D., Thomas E. Capps, Willie D. Davis, Howard H. Haworth,
                 Alan T. Dickson, Paul Fulton, William H. Goodwin, Jr.,
                 Michael E. Murphy, Albert F. Sloan, and Robert H. Spilman, Jr.
                 [ ] FOR all listed nominees (except    [ ] WITHHOLD AUTHORITY to
                     do not vote for the nominee(s)         vote for all listed
                     whose name(s) I have written below)    nominees

                    -----------------------------------
               2. APPROVAL OF INCREASE IN THE NUMBER OF SHARES RESERVED FOR
                  ISSUANCE UNDER THE COMPANY'S 1997 EMPLOYEE STOCK PLAN

                  [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

               3. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS
                  INDEPENDENT PUBLIC ACCOUNTANTS
                  [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

(continued from other side)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    Receipt of Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged by the undersigned. Please date and sign exactly as printed below and return promptly in the enclosed postage paid envelope.




             Date:                              , 1999
                  ------------------------------

        ----------------------------------------

        ----------------------------------------

        ----------------------------------------

        When signing as attorney, executor, administrator, trustee, guardian, etc. give title as such. If joint account, each joint owner should sign.



    PLEASE DETACH AND RETURN THIS PORTION IN THE ENCLOSED
                   POSTAGE PAID ENVELOPE.


  SEE OTHER SIDE FOR A DESCRIPTION OF THE PROPOSALS
        AND THE BOARD OF DIRECTORS' VOTING
                 RECOMMENDATIONS.

 DATE AND SIGN ABOVE AFTER COMPLETING THE OTHER
SIDE, THEN DETACH AND RETURN THE ABOVE PORTION OF
 THE CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.